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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated July 22, 1996, (and to all references to our Firm) included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Chicago, Illinois
December 20, 1996